Exhibit 16.1


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Certified Public Accountants, Business Advisors and Consultants
25 Suffolk Court, Hauppauge, New York 11788
631.434.9500    Fax 631.434.9518
www.avz.com



October 19, 2004


Securities and Exchange Commission
Washington D.C.
U.S.A. 20549

Dear Sirs:

We were previously the principal accountants for Murray United Development Corp. and reported on the financial statements of Murray United Development Corp. for the fiscal years ended July 31, 2003 and 2002.

We have resigned our appointment as principal accountants for Murray United Development Corp. on October 15, 2004. There were no disagreements with management as to the application of accounting principles or other matters. We have read the statement of Murray United Development Corp. included in its Form 8K dated on October 20, 2004 and we agree with such statement.




                                / s /ALBRECHT, VIGGIANO, ZURECK & COMPANY, P.C.
                               ------------------------------------------------
                               Albrecht, Viaggiano, Zureck & Company, P.C.
                               Hauppauge, New York


             [ALBRECHT, VIGGIANO, ZURECK & COMPANY, P.C. LETTERHEAD]